EXHIBIT 21
                                  SUBSIDIARIES
                             (As of April 9, 1996)


                          ARTRA GROUP INCORPORATED (1)
                                        |
                                        |
                                        |
     A. G.            Fill-Mor        ARTRA        ARTRA            BCA
Holding Corp. (2)  Holding Inc (2)  Resources  Subsidiary Inc.  Holdings Inc.
                         100 %      Corp. (2)    100 % (3)         100 %(2)
                                      100 %                          |
                                                           Bagcraft Corporation
                                                              of America (2)
                                                                    100 %
























     (1)  Pennsylvania Corporation
     (2)  Delaware Corporation
     (3)  lllinois Corporation